                              SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS
                 PERMITTED BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                            PRIME RETAIL, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transactions applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------

           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------

           (3)  Filing Party:
                ------------------------------------------------------------

           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                                                                   July 19, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Prime Retail, Inc. (the "Company") to be held at the Baltimore World Trade Center, 21st Floor, 401 East Pratt Street, Baltimore, Maryland, on August 21, 2001, at 11:00 a.m., local time.

    The purpose of the Meeting is to consider and take action (i) to consider and approve an amendment to the Company's Charter to: (a) effect a reverse stock split whereby each ten (10) outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), would be automatically converted into one share of outstanding Common Stock and (b) reduce in the same proportion as the outstanding shares are reduced by the reverse stock split, the number of authorized shares of Common Stock from 150,000,000 to 15,000,000; (ii) to elect three Directors; (iii) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and (iv) to transact such other business as may properly come before the Meeting. Additional information with respect to these matters is set forth in the enclosed Proxy Statement and the formal notice of Meeting. Also enclosed is a Proxy Card and the Company's 2000 Annual Report to Stockholders. After reading these materials, please mark, date, sign, and return the enclosed Proxy Card to ensure that your vote on the important business matters to be considered at the Meeting will be recorded.

    I appreciate your investment in the Company and am looking forward to this opportunity to meet you personally. Whether or not you can attend, however, I greatly appreciate your cooperation in returning the enclosed Proxy Card.

                                               Sincerely,

                                               [GLENN D. RESCHKE SIGNATURE]
                                               Glenn D. Reschke
                                               PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                               CHAIRMAN OF THE BOARD OF DIRECTORS

                               PRIME RETAIL, INC.
                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 21, 2001

To the Stockholders:

    The Annual Meeting of Stockholders of Prime Retail, Inc., a Maryland corporation (the "Company"), will be held at the Baltimore World Trade Center, 21st Floor, 401 East Pratt Street, Baltimore, Maryland, on August 21, 2001 at 11:00 a.m., local time (the "Meeting"), to consider and vote on the following matters:

    (i) To consider and approve an amendment to the Company's Charter to:
        (a) effect a reverse stock split whereby each ten (10) outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), would be automatically converted into one share of outstanding Common Stock and (b) reduce in the same proportion as the outstanding shares are reduced by the reverse stock split, the number of authorized shares of Common Stock from 150,000,000 to 15,000,000 (the "Reverse Stock Split");

    (ii) To elect three Directors;

   (iii) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

    (iv) To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

    Holders of record of the Company's Common Stock, $0.01 par value per share, at the close of business on July 6, 2001 shall be entitled to notice of, and to vote with respect to all matters to be acted upon at, the Meeting.

                                          By Order of the Board of Directors,

                                          [C. ALAN SCHROEDER SIGNATURE]
                                          C. Alan Schroeder
                                          SECRETARY

Baltimore, Maryland
July 19, 2001

PLEASE DATE, SIGN AND RETURN YOUR PRIME PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               PRIME RETAIL, INC.
                             100 EAST PRATT STREET
                                   19TH FLOOR
                           BALTIMORE, MARYLAND 21202

                            ------------------------

                                PROXY STATEMENT
                                    FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 21, 2001

    The enclosed proxy is solicited by and on behalf of the board of directors (the "Board of Directors" or "Directors") of Prime Retail, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Baltimore World Trade Center, 21st Floor, 401 East Pratt Street, Baltimore, Maryland, on Tuesday, August 21, 2001 at 11:00 a.m., local time, or at any adjournment or postponement thereof. This Proxy Statement and accompanying Proxy Card are being mailed to stockholders on or about
July 20, 2001. There is being mailed herewith to each stockholder of record on the Record Date (as hereafter defined) the Company's Annual Report to Stockholders for 2000.

DESCRIPTION OF THE PROXY; PROXY SOLICITATION

    If the accompanying Proxy Card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the Proxy Card will vote in favor of the matters presented in this Proxy Statement, and as recommended by the Board of Directors with regard to all other matters. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if present at the Meeting, a stockholder may elect to revoke his or her proxy and vote shares personally. The principal executive offices of the Company are located at 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202.

    The cost of solicitation of proxies will be borne by the Company. The Company has engaged American Stock Transfer and Trust Company, the Company's transfer agent, to solicit proxies on behalf of the Company. The fee associated with this service is included within the Company's monthly fee to the transfer agent of $1,000 plus expenses. In addition, the Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. If any personal interviews or telephone conversations are used to solicit proxies, delivery of this Proxy Statement and Proxy Card will precede the interview or telephone conversation. If as a result of the interview or conversation additional Proxy Cards are requested or required, they will be forwarded to the registered holder as so requested or required.

QUORUM AND VOTE REQUIRED

    Only holders of record of the Company's Common Stock, $0.01 par value per share ("Common Stock"), on July 6, 2001 (the "Record Date") will be entitled to vote at the Meeting. As of the Record Date, the Company had 43,577,916 shares of Common Stock outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting. Each holder of Common Stock is entitled to one vote with respect to matters to be acted upon for each share of stock held by such holder. Under Maryland Law, the presence of holders in person or by proxy representing a majority of all the votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, approval of the proposed amendment to the Company's Charter to effect the Reverse Stock Split requires the affirmative vote by the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting. Assuming the presence of a quorum, directors are elected by the affirmative vote of a plurality of all the votes cast by holders of Common Stock and ratification of auditors requires the affirmative vote of a majority of all the votes cast by holders of Common Stock present in person or represented by a proxy at the meeting. Abstentions and broker non-votes will not be considered votes cast for purposes of the foregoing and, therefore, will have no effect on the election of directors but will operate as votes against the ratification of auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock and of common units of limited partnership interests ("Common Units") in Prime Retail, L.P., a Delaware limited partnership in which the Company is the sole general partner (the "Operating Partnership"), as of July 1, 2001 for (a) each stockholder of the Company holding more than 5% of the voting securities of the Company, (b) each named executive officer listed in the Summary Compensation Table presented below, (c) the Directors of the Company and (d) the Directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds, the number of shares of Common Stock the person has the right to acquire upon exercise of certain stock options ("Stock Options") granted pursuant to the Company's 1994 Stock Incentive Plan, the Company's 1995 Stock Incentive Plan, the Consulting Agreement between the Operating Partnership and Marvin Traub Associates, Inc. ("MTA"), the Company's 1998 Long-Term Stock Incentive Plan and the Company's Amended and Restated Nonemployee Director Stock Plan (collectively, the "Stock Incentive Plans"), the number of shares of Common Stock into which Common Units held by the person are exchangeable (if, as discussed below, the Company elects to issue shares of Common Stock rather than pay cash upon such exchange) and the number of shares of Common Stock into which shares of the Company's 8.5% Series B Cumulative Participating Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock"), held by the person are convertible. The extent to which a person directly holds Common Stock, Stock Options, Common Units or Series B Preferred Stock is set forth in the notes. The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the "Operating Partnership Agreement") provides that Common Units may be exchanged, subject to certain limitations, into Common Stock or, at the option of the Company, cash equal to the fair market value of a share of Common Stock at the time of exchange. Holders of Series B Preferred Stock have the right, subject to ownership and transfer restrictions in the Company's charter intended to allow the Company to maintain its status as a REIT, to convert all or any of their Series B Preferred Stock into Common Stock at the conversion price of $20.90 per share of Common Stock, subject to certain adjustments.

                                                 NUMBER OF SHARES OF    PERCENT OF      PERCENT OF ALL
                                                    COMMON STOCK/      ALL SHARES OF   SHARES OF COMMON
                                                    COMMON UNITS          COMMON         STOCK/COMMON
NAME AND ADDRESS OF                              BENEFICIALLY OWNED        STOCK            UNITS
BENEFICIAL OWNER(1)                                      (2)                (3)              (4)
-------------------                              -------------------   -------------   ----------------
Glenn D. Reschke(5)............................          574,587            1.3%              1.1%
Robert A. Brvenik(6)...........................          133,340            (21)              (21)
C. Alan Schroeder (7)..........................          266,147            (21)              (21)
Steven S. Gothelf(8)...........................          135,769            (21)              (21)
John A. Mastin(9)..............................          102,844            (21)              (21)
Michael W. Reschke(10).........................        8,131,900           15.7%             15.0%
Prime Finance, Inc.(11)........................        5,557,000           11.3%             10.2%
Prime Financing Limited Partnership(12)........        5,557,000           11.3%             10.2%
William H. Carpenter, Jr.(13)..................          521,090            1.2%              (21)
William P. Dickey(14)..........................          312,192            (21)              (21)
Norman Perlmutter(15)..........................        1,032,603            2.3%              1.9%
Robert D. Perlmutter(16).......................           57,596            (21)              (21)
Kenneth A. Randall(17).........................           13,500            (21)              (21)
Sharon J. Sharp................................            3,000            (21)              (21)
James R. Thompson(18)..........................          213,000            (21)              (21)
Marvin S. Traub(19)............................           98,000            (21)              (21)
Directors and officers of the Company as a
  group
  (14 persons).................................       11,595,568           21.0%             20.9%
Maurice A. Halperin(20)........................        4,115,709            9.3%              7.6%

------------------------

Notes:

 (1) All of the Directors of the Company and the Named Executives may be contacted c/o Prime Retail, Inc., 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202.

 (2) The beneficial ownership of Common Stock and of Series B Preferred Stock reported herein is based upon filings with the Commission and is subject to confirmation by the Company that such ownership did not violate the ownership restrictions in the Company's charter. The ownership of Common Units reported herein is derived from the transfer records maintained by the Operating Partnership based on information provided by the Operating Partnership's limited partners. Information presented includes Common Stock issuable upon exercise of Stock Options which have vested or will vest within 60 days of July 1, 2001 as follows: Mr. G. Reschke 255,000;
     Mr. Brvenik 83,340; Mr. Schroeder 150,340; Mr. Mastin 95,000; Mr. Gothelf 102,000; Mr. Dickey 149,192; Mr. N. Perlmutter 319,508; Mr. R. Perlmutter 4,596; Mr. M. Reschke 450,000; Mr. Randall 10,000; Governor Thompson 150,000; and Mr. Traub, including Marvin Traub Associates, Inc. ("MTA") 55,000. Information presented also includes Common Stock issued pursuant to a Restricted Stock Award Plan which have vested or will vest within 60 days of July 1, 2001 as follows: Mr. N Perlmutter 63,000; Mr. Dickey 63,000; Governor Thompson 63,000; Mr. G. Reschke 15,687; Mr. Schroeder, 15,687; Mr. Gothelf 7,844; and Mr. Mastin 7,844. (3) Information presented assumes exchange or conversion only of Common Units and Series B Preferred Stock owned by such beneficial owner for Common Stock. Information presented also includes Common Stock issuable upon exercise of Stock Options of such beneficial owner which have vested or will vest within 60 days of July 1, 2001. In addition, certain of the Common Units and shares of Common Stock set forth below as being held by or beneficially owned by each of Mr. M. Reschke, Prime Finance, Inc. and Prime Financing Limited Partnership have been pledged to certain unaffiliated third parties to secure certain indebtedness (collectively, the "Pledgees"). Unless and until the Pledgees foreclose on the pledged Common Units or Common Stock or have given notice of an event of default under the operative pledge or loan agreement, such entities will not have the direct or indirect power to vote or dispose of the Common Units so pledged. The Pledgees disclaim beneficial ownership of these pledged Common Units pursuant to Section 13d-4 of the Exchange Act.

 (3) Information presented assumes exchange or conversion only of Common Units and Series B Preferred Stock owned by such beneficial owner for Common Stock. Information presented also includes Common Stock issuable upon exercise of Stock Options of such beneficial owner which have vested or will vest within 60 days of July 1, 2001.

 (4) Information presented assumes exchange or conversion of all outstanding Common Units and Series B Preferred Stock for Common Stock and also includes Common Stock issuable upon exercise of Stock Options which have vested or will vest within 60 days of July 1, 2001. The Common Units may be exchanged on a one-for-one basis for shares of Common Stock (or, at the Company's election, cash of an equivalent value) at any time.

 (5) Information presented includes 251,300 Common Units which are held by Reschke I LLC, 68,287 shares of Common Stock owned by Mr. G. Reschke and 255,000 shares of Common Stock which Mr. G. Reschke has the right to acquire upon the exercise of Stock Options.

 (6) Information presented includes 50,000 shares of Common Stock owned by Mr. Brvenik and 83,340 shares of Common Stock which Mr. Brvenik has the right to acquire upon exercise of Stock Options.

 (7) Information presented includes 115,687 shares of Common Stock owned by Mr. Schroeder, 120 shares of Common Stock issuable to Mr. Schroeder upon conversion of the 100 shares of Series B Preferred Stock owned by him and 150,340 shares of Common Stock which Mr. Schroeder has the right to acquire upon exercise of certain Stock Options.

 (8) Information presented includes 33,769 shares of Common Stock owned by Mr. Gothelf and 102,000 shares of Common Stock which Mr. Gothelf has the right to acquire upon exercise of Stock Options.

 (9) Information presented includes 7,844 shares of Common Stock owned by Mr. Mastin and 95,000 shares of Common Stock which Mr. Mastin has the right to acquire upon exercise of Stock Options.

(10) Information presented includes 251,300 shares of Common stock held by Prime Group Limited Partnership ("PGLP"), 5,557,000 Common Units held by Prime Financing Limited Partnership ("PFLP"), 961,085 Common Units held by Prime Group II, L.P. ("PGII"), 721,912 Common Units held by Prime Group V, L.P. ("PGV), 104,632 Common Units held by Prime Group VI, L.P. ("PGVI"), 199,548 shares of Common Stock owned by Mr. M. Reschke, 11,424 shares of Common Stock issuable to Mr. M. Reschke upon conversion of the 9,552 shares of Series B Preferred Stock owned by him, and 324,999 shares of Common Stock which Mr. M. Reschke has the right to acquire upon exercise of Stock Options. Mr. M. Reschke is the managing general partner of PGLP, owns a controlling equity interest in the managing general partner of PFLP and owns a controlling equity interest in the managing general partner of each of PGII, PGV, and PGVI. Mr. M. Reschke's address is c/o The Prime
     Group, Inc. ("PGI"), 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

(11) Information presented includes 5,557,000 Common Units held by PFLP. Prime Finance, Inc. is the managing general partner of PFLP. The address of Prime Finance, Inc. is c/o PGI, 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

(12) Information presented includes 5,557,000 Common Units directly held by PFLP. The address of PFLP is c/o PGI, 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

(13) Information presented includes 100,000 shares of Common Stock owned by Mr. Carpenter, 371,090 Common Units owned by Mr. Carpenter, 125,000 of which are held by a limited liability company controlled by Mr. Carpenter, and 50,000 Common Units which Mr. Carpenter has the right to acquire upon exercise of certain options granted by PGI.

(14) Information presented includes 163,000 shares of Common Stock owned by Mr. Dickey and 149,192 shares of Common Stock which Mr. Dickey has the right to acquire upon exercise of Stock Options.

(15) Information presented includes 89,742 shares of Common Stock, 176 of which are owned by Mr. N. Perlmutter's wife and 764 of which are held in trust for Mr. Perlmutter's children, 2,700 shares of Common Stock of which 320 are issuable to Mr. N. Perlmutter upon conversion of the 268 shares of Series B Preferred Stock owned by him, 2,074 of which are issuable to Mr. N. Perlmutter's wife upon conversion of her 1,734 shares of Series B Preferred Stock, and 306 of which are issuable to Mr. N. Perlmutter's children upon conversion of their 256 shares of Series B Preferred Stock, 620,653 Common Units owned by Mr. N. Perlmutter's wife, and 319,508 shares of Common Stock which Mr. N. Perlmutter has the right to acquire upon exercise of Stock Options.

(16) Information presented includes 53,000 shares of Common Stock owned by Mr. R. Perlmutter and 4,596 shares of Common Stock which Mr. R. Perlmutter has the right to acquire upon exercise of Stock Options.

(17) Information presented includes 3,500 shares of Common Stock, 500 of which are owned by Mr. Randall's wife, and 10,000 shares of Common Stock which Mr. Randall has the right to acquire upon exercise of Stock Options.

(18) Information presented includes 63,000 shares of Common Stock owned by Governor Thompson and 150,000 shares of Common Stock which Governor Thompson has the right to acquire upon exercise of Stock Options.

(19) Information presented includes 43,000 shares of Common Stock owned by Mr. Traub, 10,000 shares of Common Stock which Mr. Traub has the right to acquire upon the exercise of Stock Options, and 45,000 shares of Common Stock which MTA, an affiliate of Mr. Traub, has the right to acquire upon exercise of Stock Options.

(20) Information presented is based on a Schedule 13D/A filed with the Commission on February 15, 2001 by Maurice A. Halperin. The amounts set forth represent 3,418,309 shares of Common Stock and 697,400 shares of Series B Preferred Stock currently convertible into 834,229 shares of Common Stock. Mr. Halperin's business address is 17890 Deauville Lane, Boca Raton, Florida 33496.

(21) Amount represents less than 1%.

                                 PROPOSAL NO. 1
          APPROVAL OF AN AMENDMENT TO THE COMPANY'S CHARTER TO EFFECT
              A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

PROPOSED REVERSE STOCK SPLIT

    The Board of Directors of the Company has determined that it is advisable to amend Section 4.1.2 of Article IV of the Company's charter to effect a Reverse Stock Split of the shares of the Company's Common Stock at a ratio of ten-to-one, and to effect a related reduction in the number of shares of Common Stock the Company is authorized to issue (the "Amendment"). The form of the proposed Amendment is attached to this Proxy Statement as Appendix A. If the Reverse Stock Split is approved by the Company's stockholders, each ten
(10) shares of the Company's Common Stock issued and outstanding on the Effective Date, as defined herein (the "Old Common Stock"), will be automatically changed into and become one share of the Company's new common stock, $0.01 par value per share (the "New Common Stock"). To avoid the existence of fractional shares of New Common Stock, stockholders who would otherwise be entitled to receive fractional shares of New Common Stock as a result of the

Reverse Stock Split will receive a cash distribution in lieu thereof. The par value per share of Common Stock will remain at $0.01 per share. See "Effects of the Reverse Stock Split." As of July 1, 2001, the Company had 43,577,916 shares of Common Stock issued and outstanding and following the completion of the Reverse Stock Split, if approved, the Company would have approximately 4,357,790 shares of Common Stock issued and outstanding.

    The "Effective Date" of the Reverse Stock Split will be the date on which the Amendment is filed with the State Department of Assessments and Taxation of the State of Maryland, which is anticipated to be as soon as reasonably practicable following the date of the Annual Meeting. The Company will promptly give notice to the stockholders of the Effective Date.

    Approval of the proposed Amendment effecting the Reverse Stock Split requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding as of the Record Date.

BACKGROUND OF AND REASONS FOR THE REVERSE STOCK SPLIT

    On June 28, 2001, the Board of Directors adopted a resolution approving the Amendment and directing that the Amendment be placed on the agenda for consideration by the Company's stockholders at the Annual Meeting. The Board of Directors also recommended the Amendment to the Company's stockholders for their approval. The Board of Directors has determined that, based upon the Company's current capital structure, as described below, and the current trading price of the Company's common stock on the New York Stock Exchange (the "NYSE"), the Reverse Stock Split is the best alternative currently available to the Company to meet each of the following objectives:

    Avoid being delisted from the NYSE; and

    Encourage greater interest in the Company's common stock by the financial community and the investing public.

    Shares of the Company's Common Stock have been listed on the NYSE since August 27, 1997. On July 12, 2001, the closing price per share of the Company's Common Stock on the NYSE was $0.27.

    As of July 1, 2001, the Company had 43,577,916 shares of Common Stock issued and outstanding. The Company currently has outstanding warrants to purchase 1,000,000 shares of Common Stock. The Company also has reserved an additional 4,113,756 shares of Common Stock for issuance pursuant to the exercise of outstanding stock options. The Company also has outstanding 7,828,125 shares of Series B Preferred Stock which are currently convertible into 9,363,786 shares of Common Stock and 10,810,912 Common Units which are exchangeable for an equal number of shares of Common Stock, or, at the Company's option, cash equivalent to the fair market value of such Common Stock on the date of exchange.

    NYSE rules require that, as a condition of the continued listing of a company's securities on the NYSE, a company satisfy certain listing requirements relating to its financial condition, results of operation and the trading market for its listed securities, including a requirement that the Company maintain an average closing price for a listed security of at least $1.00 over any consecutive 30 trading-day period. On July 12, 2001, the closing price of the Common Stock on the NYSE was $0.27. Since August 15, 2000, the average closing price of the Common Stock has been less than $1.00. As a result, the Company has been notified by the NYSE of such deficiency. The Company has informed the NYSE of its intent to bring the average closing price of the Common Stock above $1.00 per share through the completion of the Reverse Stock Split.

    If the Reverse Stock Split is not approved by the stockholders at the Annual Meeting, then it is likely, depending on the volatility of the Common Stock and the Company's ability to meet the listing criteria described above, that the Company will not satisfy the requirements for continued listing on the NYSE or initial registration on either the American Stock Exchange ("AMEX") or the NASDAQ National Market System ("NASDAQ"). In the event that the Common Stock is delisted from the NYSE and the Company fails to be listed on either AMEX or NASDAQ, it is likely that the shares could not be listed on the NASDAQ Small-Cap Market (the "Small-Cap Market") without a waiver of certain listing requirements. In such event, the Common Stock would instead be traded on the NASDAQ over-the-counter market. The delisting of the Common Stock from the NYSE and the Company's failure to list on either AMEX or NASDAQ would adversely affect the liquidity of the Common Stock. If the Common Stock is quoted only on the NASDAQ over-the-counter market, the spread between the bid and ask price of the shares of the Common Stock is likely to be greater than the spread on the NYSE. Consequently, stockholders may experience a greater difficulty in trading shares of the Common Stock.

    The Company believes that if the Amendment is approved by the stockholders at the Annual Meeting and the Reverse Stock Split is effectuated, the shares of Common Stock likely will consistently have an average closing price sufficient to satisfy the NYSE listing criteria. The reduction in the number of outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated to increase the per share market price of the Common Stock, although not necessarily on a proportional basis. However, some investors may view the Reverse Stock Split negatively since it reduces the number of shares available in the public market. In addition, other reasons such as the Company's financial results, market conditions, the market perception of the outlet shopping center industry and the real estate industry and other factors may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the market price of the Common Stock will not decline in the future.

    In addition to satisfying the minimum average closing price requirement, the Company would also need to continue to satisfy all other applicable NYSE listing criteria. Moreover, even if the Company were to satisfy all of the substantive listing requirements described above, the NYSE has broad discretion to delist a company's securities for any reason if, in the opinion of the NYSE, events or circumstances have made listing of a company's securities on the NYSE inadvisable or unwarranted. As a result, there can be no assurance that the Company will be successful in meeting these and other listing criteria of the NYSE or that, in the event the Common Stock is delisted from the NYSE, the Company will be successful in obtaining an initial registration on either AMEX or NASDAQ.

    The Board of Directors of the Company also believes that the Reverse Stock Split will encourage greater interest in the Common Stock by the investment community. The Board of Directors believes that the current market price of the Common Stock has impaired its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks. If effected, the Reverse Stock Split would reduce the number of shares of the Common Stock issued and outstanding. The Company's Board of Directors expects that the reduction would result in an increase in the trading price of the Common Stock. The Board of Directors also believes that raising the expected market price of the Common Stock would increase the attractiveness of the Common Stock to the investment community and possibly promote greater liquidity for the Company's stockholders.

    In addition, because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock, in the absence of the Reverse Stock Split, may continue to result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor may further limit the willingness of institutions to purchase the Common Stock at its current market price. Although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price that would be high enough for the shares of the Common Stock to overcome the reluctance, policies and practices of brokerage firms and investors referred to above and to diminish the adverse impact of correspondingly higher trading commissions for the shares.

    There can be no assurance, however, that the Reverse Stock Split, if completed, will result in the benefits described above. Specifically, there can be no assurance that the market price of the Common Stock immediately after implementation of the proposed Reverse Stock Split would be maintained for any period of time or that such market price would approximate ten times the expected market price of the Common Stock before the proposed Reverse Stock Split. There can also be no assurance that the Reverse Stock Split will not further adversely impact the market price of the Common Stock. In addition, it is possible that the liquidity of the Common Stock could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

BOARD DISCRETION TO IMPLEMENT REVERSE STOCK SPLIT

    If the Reverse Stock Split is approved by the stockholders of the Company at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board of Directors of the Company, in its sole discretion, that the Reverse Stock Split is in the best interests of the Company and its stockholders. Such determination shall be based upon certain factors, including but not limited to, existing and expected marketability and liquidity of the Common Stock, NYSE listing requirements, prevailing market conditions and the likely effect on the market price of the Common Stock. No further action on the part of the stockholders would be required to either effect or abandon the Reverse Stock Split. Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board of Directors may, in its sole discretion, determine to delay the effectiveness of the Reverse Stock Split for up to twelve (12) months following stockholder approval thereof but in no event following the date of the Company's Annual Meeting of Stockholders in 2002. If the Board does not implement the Reverse Stock Split prior to such meeting, stockholder approval again would be required prior to implementing any Reverse Stock Split.

EFFECTS OF THE REVERSE STOCK SPLIT

    GENERAL

    If the Amendment is approved by the stockholders of the Company and the Company determines to effect the Reverse Stock Split, the principal effect will be to decrease the number of outstanding shares of Common Stock. As a result of the Reverse Stock Split, each holder of ten (10) shares of Common Stock immediately prior to the effectiveness of the Reverse Stock Split would become the holder of one share of Common Stock after the effectiveness of the Reverse Stock Split.

    The Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NYSE. Because the amount of the annual fee paid by the Company to the NYSE is based on the total number of shares of the Company's capital stock authorized for listing on the NYSE, the Reverse Stock Split will also have the effect of reducing the aggregate amount of this annual fee paid by the Company to the NYSE. Following the Reverse Stock Split, the Common Stock will continue to be listed on the NYSE under the symbol "PRT", subject to the Company's continued satisfaction of NYSE listing requirements.

    Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Stock Split, other than as a result of the elimination of fractional shares as described below. For example, a holder of 2.0% of the voting power of the outstanding shares of Old Common Stock immediately prior to the effective time of the Reverse Stock Split will generally continue to hold 2.0% of the voting power of the outstanding shares of New Common Stock after the Reverse Stock Split.

    The number of authorized shares of the Common Stock will be reduced as the result of the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. The par value of the Common Stock would remain at $0.01 per share following the Reverse Stock Split. As a consequence, the aggregate par value of the outstanding Common Stock would be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes would be correspondingly increased. Under Maryland law, the Board of Directors of the Company would have the authority, subject to certain limitations, to transfer some or all of such capital in excess of par value from capital to surplus, which could be distributed to stockholders as dividends or used by the Company to repurchase outstanding stock. The Company has no plans to reduce capital at this time.

    If approved and implemented, the Reverse Stock Split may result in some stockholders owning "odd lots" of less than 100 shares of New Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

    EFFECT ON STOCK OPTION PLANS

    As of July 1, 2001, there were outstanding options to purchase 4,113,756 shares of Common Stock issued or committed to be issued pursuant to stock options granted by the Company and its predecessors. All of the outstanding options to purchase Common Stock under the Stock Incentive Plans include provisions for adjustments on the number of shares covered thereby, as well as the exercise price thereof. If the Reverse Stock Split is implemented, each outstanding and unexercised option to purchase shares of the Company's Old Common Stock would be automatically converted into an economically equivalent option to purchase shares of the New Common Stock by decreasing the number of shares underlying the option and increasing the exercise price appropriately. If the Reverse Stock Split is approved and effected, there would be reserved for future issuance upon exercise of all outstanding options a total of approximately 411,375 shares of New Common Stock. Each of the outstanding options would thereafter evidence the right to purchase ten percent (10%) of the shares of New Common Stock previously covered thereby, and the exercise price per share would be ten (10) times the previous exercise price. In addition, the number of shares of Common Stock which remain available for issuance under the Stock Incentive Plans will be reduced by the same ratio as the Reverse Stock Split.

    EFFECT ON WARRANTS

    As of July 1, 2001, the Company had outstanding warrants currently convertible into an aggregate of 1,000,000 shares of Common Stock. The warrants include provisions for adjustments on the number of shares issuable following a reverse stock split, as well as the conversion price thereof. If the Reverse Stock Split is effected, there would be reserved for issuance upon conversion of all outstanding warrants a total of approximately 100,000 shares of New Common Stock. Holders of the outstanding warrants would thereafter be entitled to receive ten percent (10%) of the shares of New Common Stock previously issuable upon conversion of such outstanding warrants and the conversion price of such warrants would be ten (10) times the previous conversion price.

    EFFECT ON SERIES B PREFERRED STOCK AND COMMON UNITS

    As of July 1, 2001, the Company had 7,828,125 shares of Series B Preferred Stock issued and outstanding and the Operating Partnership had 54,388,828 Common Units issued and outstanding. In the event of a reverse stock split, the Series B Preferred Stock contains provisions for adjustment of the conversion price and the Common Units contain provisions for adjustment of the number of Common Stock into which they are exchangeable. If the Reverse Stock Split were implemented, each outstanding and unconverted or unexchanged share of Series B Preferred Stock or Common Unit, as applicable, would be automatically converted into an economically equivalent share of Series B Preferred Stock or Common Unit to receive New Common Stock by increasing the conversion price appropriately for each share of Series B Preferred Stock or decreasing the number of shares of Common Stock underlying such Common Unit, as applicable.

    CHANGES IN STOCKHOLDERS' EQUITY

    The following table illustrates the principal effects of the Reverse Stock Split discussed in the preceding paragraphs. The table assumes 43,577,916 shares of Common Stock are issued and outstanding at the time of the Reverse Stock Split.

---------------------------------------------------------------------------------------------
                                        NUMBER OF SHARES OF            NUMBER OF SHARES OF
                                        COMMON STOCK PRIOR TO          COMMON STOCK AFTER
                                        REVERSE STOCK SPLIT          THE REVERSE STOCK SPLIT
---------------------------------------------------------------------------------------------
Authorized............................         150,000,000                 15,000,000
---------------------------------------------------------------------------------------------
Outstanding...........................          43,577,916           Approximately 4,357,790
---------------------------------------------------------------------------------------------
Reserved for future issuance upon
  exercise of currently outstanding
  options.............................           4,113,756            Approximately 411,375
---------------------------------------------------------------------------------------------
Reserved for future issuance upon
  exercise of warrants................           1,000,000                   100,000
---------------------------------------------------------------------------------------------

    DECREASE IN SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

    As a result of the Reverse Stock Split, there would be a reduction in the number of shares of Common Stock issued and outstanding and an associated decrease in the number of authorized shares of Common Stock that would be unissued and available for future issuance after the Reverse Stock Split.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

    The Reverse Stock Split, if approved by the Company's stockholders, would become effective upon the filing with the State Department of Assessments and Taxation of the State of Maryland of Articles of Amendment to the Company's charter, in substantially the form of the Amendment attached to this Proxy Statement as Appendix A. It is expected that this filing would take place as soon as reasonably practicable following approval of the Reverse Stock Split by the Company's stockholders. However, the exact timing of the filing of the Articles of Amendment would be determined by the Company based upon its evaluation as to when this action would be most advantageous to the Company and its stockholders, and the Company reserves the right to delay the filing of the Articles of Amendment for up to twelve (12) months following stockholder approval thereof but in no event following the date of the Company's 2002 Annual Meeting of Stockholders. In addition, the Company reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the effective time, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

FRACTIONAL SHARES

    The Company does not intend to issue fractional shares in connection with the Reverse Stock Split. No certificates representing fractional shares shall be issued. Stockholders who otherwise would be entitled to receive fractional shares because the number of shares of the Common Stock they hold is not evenly divisible by the Reverse Stock Split ratio will be entitled, upon surrender to the Company's transfer agent of certificates representing such shares, to cash payments (without interest) in lieu of the fractional shares to which the stockholders would otherwise be entitled. The amount of cash to be paid in lieu of issuing fractional shares of Common Stock (i.e., the fair value of the fractional shares) will be based on the closing price of the Common Stock on the NYSE on the trading day immediately preceding the Effective Date. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the cash payment.

    Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or its transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

EXCHANGE OF STOCK CERTIFICATES

    If the proposal to implement the Reverse Stock Split is adopted, stockholders will be required to exchange their stock certificates for new certificates representing the shares of New Common Stock. Stockholders of record on the Effective Date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by American Stock Transfer and Trust Company, the Company's transfer agent. Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. As soon as practicable after the Effective Date, the Transfer Agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering certificates representing shares of Old Common Stock in exchange for new certificates representing the ownership of New Common Stock.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE COMPANY'S TRANSFER AGENT.

    As soon as practicable after the surrender to the transfer agent of any certificate which represents shares of Old Common Stock, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of New Common Stock into which shares of Old Common Stock represented by the surrendered certificate shall have been reclassified. Each certificate representing shares of the New Common Stock will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Old Common Stock held prior to the Reverse Stock Split.

    Until surrendered as contemplated herein, each certificate which immediately prior to the Reverse Stock Split represented shares of Old Common Stock shall be deemed at and after the Reverse Stock Split to represent the number of full shares of New Common Stock contemplated by the preceding paragraph and the right to receive cash for the fair value of any fractional shares. Until they have surrendered their stock certificates for exchange, stockholders will not be entitled to receive any dividends or other distributions that may be declared and payable to holders of record.

    Any stockholder whose certificate for Old Common Stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the shares of New Common Stock into which such shares of Old Common Stock are to be converted upon compliance with such requirements as the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

    No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which represented any shares of the Company's Old Common Stock, except that if any certificates representing the New Common Stock are to be issued in a name other than that in which the certificates for shares of the Company's Old Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer comply with all applicable federal and state securities laws, and (iii) such surrendered certificate be properly endorsed and otherwise be in proper form for transfer.

APPRAISAL RIGHTS

    No appraisal rights are available under the Maryland General Corporation Law or under the Company's Charter and Bylaws to any stockholder who dissents from the proposal to approve the Amendment to the Company's Charter to effect the Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

    The following discussion is a summary of the material United States federal income tax consequences of the proposed Reverse Stock Split to the Company and the individual stockholders who exchange their Old Common Stock for New Common Stock and, as applicable, cash in lieu of fractional shares of New Common Stock. This discussion only addresses stockholders who held their Old Common Stock as a capital asset and does not address all of the United States federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to stockholders who are subject to special rules (including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, foreign holders, persons who hold their Old Common Shares as part of hedge against currency risk, a conversion transaction, a straddle, a constructive sale, or holders who acquired their shares pursuant to the exercise of an employee stock option or otherwise as compensation). No ruling has been, or will be, sought from the Internal Revenue Service, and no opinion has been, or will be sought from counsel, as to the United States federal income tax consequences of the Reverse Stock Split. The following summary is not binding on the Internal Revenue Service or a court. It is based upon the Internal Revenue Code, laws, regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change possibly with retroactive effect. Tax consequences under state, local, and foreign laws are also not addressed.

    THE FOLLOWING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. HOLDERS OF OLD COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND FOREIGN INCOME, ESTATE AND GIFT TAX LAWS ON THEIR PARTICULAR CIRCUMSTANCES.

    Based on the above assumptions and qualifications, the Company will not recognize any gain or loss as a result of the Reverse Stock Split. No gain or loss will be recognized by a holder of Old Common Stock who receives only New Common Stock upon the Reverse Stock Split. A stockholder who receives cash in lieu of fractional shares of New Common Stock generally will recognize capital gain or loss on an amount equal to the difference between the cash received and his or her tax basis in fractional shares of New

Common Stock. For this purpose, a stockholder's tax basis in fractional shares will be determined as if the stockholder actually received the fractional shares. A stockholder's aggregate tax basis in the shares of New Common Stock received in the Reverse Stock Split will equal the stockholder's aggregate basis in the Old Common Stock exchanged therefor (excluding the basis allocated to a fractional share for which the shareholder is entitled to cash) and such stockholder's holding period for the New Common Stock received in the Reverse Stock Split will include the holding period for the Old Common Stock exchanged therefor. Stockholders should consult their tax advisors to the basis and holding period of any particular shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CHARTER IN ORDER TO EFFECT A REVERSE STOCK SPLIT AND A RELATED REDUCTION IN THE STATED CAPITAL OF THE COMPANY.

    The Company reserves the right to abandon the proposed Amendment without further action by the Company's stockholders at any time prior to the filing of the Amendment with the State Department of Assessments and Taxation of the State of Maryland, notwithstanding authorization of the proposed Amendment by the Company's stockholders.

                                 PROPOSAL NO. 2
                             ELECTION OF DIRECTORS

    The Board of Directors proposes the election of three Class I directors at the Meeting, each to hold office for a three year term or until their successors are duly elected and qualified. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is currently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director.

    Set forth below are the names of and certain other information regarding the nominees for the three Director positions to be elected at the Meeting and also regarding the Directors whose terms of office will continue after the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION

----------------------------------------------------------------------------------------------------
                                  PRINCIPAL OCCUPATION   YEAR TERM OF
NOMINEES FOR ELECTION                  AND               OFFICE WILL            SERVED AS A
        NAMES           AGE       POSITION HELD             EXPIRE              DIRECTOR SINCE
----------------------------------------------------------------------------------------------------
Norman Perlmutter         66            Director                 2004                   1998
----------------------------------------------------------------------------------------------------
Kenneth A. Randall        72            Director                 2004                   1994
----------------------------------------------------------------------------------------------------
Sharon Sharp              60            Director                 2004                   1997
----------------------------------------------------------------------------------------------------

    NORMAN PERLMUTTER.  Norman Perlmutter has been a Director of Prime
Retail, Inc. since 1998. Mr. Perlmutter is Chairman of the Executive Committee of the Board of Directors of the Company. Mr. Perlmutter is Chairman of the Board of Managers of Perlmutter Investment Company, Managing Partner of the Snowmass Land Company, Chairman of the Board of Managers of International Airport Centers, and Chairman of the Board of Managers of BellPIC. From 1966 until 1999 Mr. Perlmutter served as Chairman of the Board of Heitman
Financial Ltd., one of the largest full service real estate companies and real estate investment managers for employee benefit plans in the United States. Mr. Perlmutter is also a director of Chris-Craft Industries, Inc. and United Television, Inc. Mr. Perlmutter previously served on the boards of United Asset Management; Warner Communications, Inc.; Horizon Group, Inc., which merged with Prime Retail, Inc.; and Horizon Group Properties, Inc. Mr. Perlmutter is an Adjunct Professor of Real Estate at the University of Wisconsin. Mr. Perlmutter holds a B.S. degree from the University of Illinois. Mr. Perlmutter is the father of Robert D. Perlmutter.

    KENNETH A. RANDALL.  Kenneth A. Randall has been a Director of Prime
Retail, Inc. since its inception in 1994. Mr. Randall is Chairman of the Audit Committee of the Board of Directors. Mr. Randall was the Chairman of ICL Inc. from 1980 to 1982, Vice Chairman of Northeast Bancorp, Inc. from 1977 to 1987, the Chairman and Chief Executive Officer of United Virginia Bankshares Incorporated from 1970 to 1976 and the Chairman of the FDIC from 1965 to 1970. Mr. Randall was President and Chief Executive Officer of The Conference
Board, Inc. from 1976 to 1982. Mr. Randall currently serves on the board of directors of Dominion Resources, Inc. Mr. Randall also serves as trustee of the New York based Oppenheimer Mutual Funds. Other than serving as a member of various boards of directors, Mr. Randall has not had any other employment in the five years preceding the date of this Proxy Statement. Mr. Randall attended Weber State University and received a B.A. degree and an M.S. degree from Brigham Young University.

    SHARON SHARP. Sharon Sharp, a Director of Prime Retail, Inc. since November 1997, is a director of the Public Gaming Research Institute ("PGRI"), where she serves as publisher of Public Gaming International, the leading magazine of the worldwide lottery industry, and manages their international career placement service specializing in lottery and gaming personnel.
Ms. Sharp joined PGRI in January 1994. Prior to joining PGRI, Ms. Sharp served as director of the Illinois and California Lotteries from 1987-1993. Ms. Sharp attended Holy Cross Central School of Nursing, and received an A.A.S. in Journalism from Harper College.

DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE MEETING

---------------------------------------------------------------------------------------------------
                                       PRINCIPAL        YEAR TERM OF
                                     OCCUPATION AND     OFFICE WILL            SERVED AS A
        NAMES           AGE          POSITION HELD         EXPIRE              DIRECTOR SINCE
---------------------------------------------------------------------------------------------------
Robert Perlmutter         38            Director                2002                   1998
---------------------------------------------------------------------------------------------------
James R. Thompson         63            Director                2002                   1994
---------------------------------------------------------------------------------------------------
Marvin Traub              75            Director                2002                   1994
---------------------------------------------------------------------------------------------------
Glenn D. Reschke          50        Chairman of the             2003                   1998
                                    Board, Director
---------------------------------------------------------------------------------------------------
Michael W. Reschke        44            Director                2003                   1994
---------------------------------------------------------------------------------------------------
William P. Dickey         57            Director                2003                   1998
---------------------------------------------------------------------------------------------------

    ROBERT D. PERLMUTTER.  Robert D. Perlmutter, a Director of Prime
Retail, Inc. since 1998, is a principal of Davis Street Land Company, a real estate development firm focused on the development and ownership of retail properties in suburban downtown areas. Mr. Perlmutter joined Davis Street Land Company in April 1999. From 1990 to April 1999, Mr. Perlmutter was President and Chief Executive Officer of Heitman Retail Properties, a subsidiary of Heitman Properties, Ltd. Mr. Perlmutter previously served on the board of Horizon
Group, Inc., which merged with Prime Retail, Inc. Mr. Perlmutter is a member of the ICSC, the Illinois ICSC Committee and a licensed salesperson.
Mr. Perlmutter received a Bachelor of Science degree from the University of Colorado in Boulder. Mr. Perlmutter is the son of Norman Perlmutter.

    GOVERNOR JAMES R. THOMPSON. Governor James R. Thompson, a Director of Prime Retail, Inc. since its inception in 1994, is the Chairman of the law firm of Winston & Strawn and has been a partner with the firm since 1991. Prior to joining Winston & Strawn, Governor Thompson served as the Governor of Illinois from 1977-1991. Governor Thompson serves on the board of directors of FMC Corporation, Jefferson Smurfit Group plc, Prime Group Realty Trust, Navigant Consulting, Inc., Maximux, Inc., Hollinger International, Inc. and Metal Management, Inc. Governor Thompson received his Juris Doctorate degree from the Northwestern University Law School.

    MARVIN S. TRAUB. Marvin S. Traub, a Director of Prime Retail, Inc. since its inception in 1994, has been President of Marvin Traub & Associates ("MTA") since 1992. MTA is an international consulting firm with clients in France, Italy, the United Kingdom and the United States. In addition, Mr. Traub joined Financo, Inc. in 1994 as Senior Advisor. Prior to establishing MTA, Mr. Traub was Chairman of Bloomingdales from 1978-1992 and was Vice Chairman of Federated Department Stores from 1988-1992. Mr. Traub was a director and Chairman of the Executive Committee of The Conran Stores, Inc. Mr. Traub is Chairman of the Home Co., in which Prime Retail, Inc. owns an interest, and the Johnnie Walker Collection, a men's sportswear collection. Mr. Traub received an M.B.A. degree (with distinction) from Harvard Business School after receiving a B.A. degree (magna cum laude) from Harvard University.

    GLENN D. RESCHKE. Glenn D. Reschke is President, Chief Executive Officer and Chairman of the Board of Directors of Prime Retail, Inc. Reporting to the Board of Directors, Mr. G. Reschke is responsible for all aspects of the Company, its 46 outlet centers and all its employees, including the leasing, operations, marketing, development, finance and administrative functions. In addition, Mr. G. Reschke is responsible for developing and implementing the long-term strategic goals and objectives of the Company as approved by the Board of Directors. Mr. G. Reschke has been a member of the Board of Directors since 1997. Mr. G. Reschke became President and Chief Operating Officer of the Company on October 6, 1999; acting Chief Executive Officer of the Company on
February 25, 2000; and Chief Executive Officer and Chairman of the Board of Directors of the Company on July 19, 2000. From the inception of the Company in 1994 through October 6, 1999, Mr. G. Reschke served as Executive Vice President--Development and Acquisitions. Prior to his employment by the Company, Mr. G. Reschke worked for The Prime Group, Inc. ("PGI"), which he joined in 1983 and served as Vice President, Senior Vice President and Executive Vice President. Mr. G. Reschke was responsible for PGI's multi-family, senior housing, single family and land development divisions. Mr. G. Reschke received a Masters in Business Administration from Eastern Michigan University with a specialization in finance after receiving a Bachelor of Science degree with honors in Chemical Engineering from Rose Hulman Institute of Technology in Terre Haute, Indiana. Mr. G. Reschke is the brother of Michael W. Reschke.

    MICHAEL W. RESCHKE.  Michael W. Reschke has been a Director of Prime
Retail, Inc. since its inception in 1994. Mr. M. Reschke was Chairman of the Board of Directors of Prime Retail, Inc. from the Company's inception until July 19, 2000. On April 5, 2000, Mr. M. Reschke relinquished his responsibilities as an executive officer and became the non-executive Chairman of the Board of Prime Retail, Inc. Mr. M. Reschke founded The Prime Group, Inc. ("PGI") in 1981 and, since that time, has acted as PGI's Chairman, Chief Executive Officer, and President. Mr. M. Reschke is Chairman of the Board of Trustees of Prime Group Realty Trust (NYSE: PGE) and a member of the Board of Directors of Horizon Group Properties, Inc. (NASDAQ: HGPI). Mr. M. Reschke received a Juris Doctorate degree (summa cum laude) from the University of Illinois after having received a B.A. degree (summa cum laude) in Accounting from Northern Illinois University. Mr. M. Reschke is licensed to practice law in the State of Illinois and is a certified public accountant. Mr. M. Reschke is a board member of World Business Chicago and a member of the National Real Estate Roundtable, the Chicago Development Council, and the Urban Land Institute.
Mr. M. Reschke is the brother of Glenn D. Reschke, Chairman of the Board, President and Chief Executive Officer of Prime Retail, Inc.

    WILLIAM P. DICKEY.  William P. Dickey has been a Director of Prime
Retail, Inc. since 1998. Mr. Dickey is Chairman of the Compensation Committee of the Board of Directors of the Company. Mr. Dickey is the owner and President of The Dermot Company, Inc., a California real estate investment and advisory firm. Prior to forming The Dermot Company, Inc. in October 1991, Mr. Dickey was a Managing Director at The First Boston Corporation, a New York investment banking firm (now CS First Boston) from February 1986 to November 1990. Prior to joining First Boston, Mr. Dickey was a partner with the New York law firm of Cravath, Swaine & Moore from May 1980 to February 1986. From 1964 to 1970, Mr. Dickey was an officer in the U.S. Air Force and during that time served tours in the Philippines and Vietnam as an intelligence officer, and at the U.S. Air Force Academy as an instructor. Mr. Dickey is a Director of Mezzanine Capital Property Investors, Inc., Kilroy Realty Corporation, and Burnham Pacific
Properties, Inc. Mr. Dickey previously served on the board of Horizon
Group, Inc., which merged with Prime Retail, Inc. Mr. Dickey holds a J.D. degree from Columbia Law School, an M.A. degree in International Affairs from Georgetown University, and a B.S. degree from the U.S. Air Force Academy.
Mr. Dickey is a Trustee of the Vera Institute of Justice (N.Y.) and a member of the Urban Land Institute.

ELECTION OF ADDITIONAL MEMBERS TO THE BOARD OF DIRECTORS BY THE COMPANY'S PREFERRED STOCKHOLDERS

    The Company is currently in arrears on six quarters of preferred stock distributions due February 15, 2000 through May 15, 2001. The holders of the Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, will have the right to elect two additional members to the Company's Board of Directors so long as the equivalent of six consecutive quarterly dividends on these series of preferred stock remain in arrears. Each of such directors would be elected to serve until the earlier of (i) the election and qualification of such director's successor, or (ii) payment of the dividend arrearage. Nominations for such directorships will be accepted by the Company after August 21, 2001.

    INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established the Audit Committee, the Executive Committee, the Compensation Committee and the Independent Directors Committee. During 2000, each director attended at least 75% of the combined number of meetings of the Board and any committee of which he or she was a member.

    AUDIT COMMITTEE. The functions of the Audit Committee, which consists of Messrs. R. Perlmutter and Randall and Ms. Sharp, include making recommendations concerning the engagement of independent public accountants, reviewing with the independent accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees, and reviewing the adequacy of the Company's internal accounting controls. Mr. Randall is Chairman of the Audit Committee.

    EXECUTIVE COMMITTEE. The Executive Committee, which consists of Messrs. N. Perlmutter, Dickey and G. Reschke and Governor Thompson, has certain authority to acquire and dispose of real property and the power to authorize, on behalf of the Board of Directors, the execution of certain contracts and agreements, including those related to certain financings by the Company; provided, however, unless specifically authorized by the Board of Directors, the Executive Committee's authorization related to any individual matter shall not exceed $3,000,000. All actions by the Executive Committee are reported at the next meeting of the Board of Directors. Mr. N. Perlmutter is Chairman of the Executive Committee.

    COMPENSATION COMMITTEE. The Compensation Committee, which consists of Messrs. Dickey and Randall and Ms. Sharp, has certain responsibilities in connection with determining the compensation for the Company's executive officers and implementing and administering the Company's Stock Incentive Plans.

    INDEPENDENT DIRECTORS COMMITTEE. The Independent Directors Committee, which consists of Messrs. Dickey, N. Perlmutter, R. Perlmutter, Randall, M. Reschke, Traub and Governor Thompson and Ms. Sharp, has the responsibility to
(i) consider and approve any proposed action or transaction involving the Company and PGI; (ii) consider and take such actions and make such approvals and recommendations as are required to be considered, taken or made by the Company's independent directors under either the Operating Partnership Agreement or corporate governance documents relating to the Company, or otherwise; and
(iii) consider and take such actions and make such approvals as are appropriate to reduce or eliminate any potential or apparent conflict of interest which may arise in connection with any proposed action or transaction involving the Company.

    During the fiscal year ended December 31, 2000, the Audit Committee held five meetings, the Executive Committee held twenty-two meetings, the Independent Directors Committee held one meeting, the Compensation Committee held four meetings, and the Board of Directors held eleven meetings.

                                 PROPOSAL NO. 3
                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as independent auditors of the Company, for the year ending December 31, 2001. Ernst & Young LLP served as independent auditors of the Company for the year ended
December 31, 2000. Fees for the last fiscal year for the services of such independent auditors were $486,400 in annual audit fees, $3,335,061 in financial information systems design and implementation fees (which number includes $2,048,217 in fees relating to the creation of primeoutlets.com inc.) and $212,145 in all other nonaudit services.

    A representative of Ernst & Young LLP will attend the Meeting and will have an opportunity to make a statement if they desire to do so and, while not intending to make a statement, will respond to appropriate questions directed to Ernst & Young LLP.

    The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the stockholders for ratification. The decision of the Board of Directors is based on the recommendation of the Audit Committee. The Audit Committee also reviews nonaudit services to ensure that they will not impair the independence of the accountants. The Audit Committee has concluded that the provision of non-audit services for the last completed fiscal year is compatible with Ernst & Young LLP maintaining its independence.

    Before making its recommendation to the Board of Directors for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as auditors for the Company. This included a review of its performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                           COMPENSATION OF DIRECTORS

    Directors who are not employees of, or affiliated with, the Company will receive a fee for their services as Directors. Such persons will receive annual compensation of $35,000 plus a fee of $1,000 for attendance in person at each meeting of the Board of Directors, a fee of $500 for participating by telephone in each substantial meeting of the Board of Directors or of any committee of the Board of Directors, a fee of $500 for attending any meeting of any committee of the Board of Directors, and an annual fee of $1,000 for each committee on which such member serves. Such persons also will receive reimbursement of all travel and lodging expenses related to their attendance at both board and committee meetings. Pursuant to the Prime Retail, Inc. Nonemployee Director Stock Plan (the "Directors Plan") adopted at the 1999 annual meeting, the Company grants each outside director of the Company restricted stock awards of 1,000 shares of Common Stock each year. Such shares of restricted stock fully vest upon the date of grant.

    In consideration for service on the Board of Directors' Executive Committee in 1999, pursuant to the Directors Plan, the Company granted options to purchase an aggregate of 60,000 shares of Common Stock to Mr. N. Perlmutter. Such options vested immediately and will terminate on July 28, 2009. The exercise price of such options is $8.50. In consideration for service on the Board of Directors' Executive Committee in 2000, Governor James R. Thompson and Messrs. N. Perlmutter and W. Dickey each received restricted stock awards of 60,000 shares of Common Stock, which awards were made pursuant to the Directors Plan and which shares vest on a monthly basis beginning May 1, 2000 and which fully vested on September 1, 2000. As additional consideration for service on the Board of Director's Executive Committee, pursuant to the Prime Retail, Inc. 1994 Stock Incentive Plan, the Company granted options to purchase an aggregate of 420,000 shares of Common Stock to outside directors of the Company as follows (with the number of shares of Common Stock to be issued upon exercise thereof indicated parenthetically): Norman Perlmutter (140,000), William P. Dickey (140,000) and Governor James R. Thompson (140,000). Such options vest on a monthly basis beginning May 1, 2000 and fully vested on February 1, 2001 and will terminate upon the earlier to occur of (a) the expiration of ten years from the date of grant or (b) the expiration of one year from the date of termination of services of the optionee as a Director of the Company. The exercise price of such options is $1.6875 per share.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth information concerning the compensation for services in all capacities to the Company for the years ended December 31, 1998, 1999 and 2000 with respect to the Chief Executive Officer of the Company and the four other persons who were the most highly compensated executive officers of the Company during 2000, as well as two other persons who performed Chief Executive Officer-related duties during 2000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL
                                                             COMPENSATION                  LONG TERM COMPENSATION AWARDS
                                                        -----------------------   -----------------------------------------------
                                                                                                                         PAYOUTS
                                                                                                                        ---------
                                                                                  RESTRICTED STOCK      SECURITIES        LTIP
                                                                                       AWARDS           UNDERLYING       PAYOUTS
        NAME AND PRINCIPAL POSITION            YEAR     SALARY($)   BONUS($)(1)       ($) (2)        OPTIONS/SARS(#)       ($)
-------------------------------------------  --------   ---------   -----------   ----------------   ----------------   ---------
Glenn D. Reschke                               2000      350,707      175,203         --                300,000(4)         --
Chairman of the Board,                         1999      266,288       --             --                  --               --
President and Chief Executive Officer(3)       1998      225,961      252,500         138,292            50,000(4)         --

Robert A. Brvenik(5)                           2000      115,588      250,000         --                200,000(4)         --
Executive Vice President--                     1999        --          --             --                  --               --
Chief Financial Officer and Treasurer          1998        --          --             --                  --               --

C. Alan Schroeder                              2000      237,207      236,703         --                200,000(4)         --
Executive Vice President--                     1999      239,971      107,000         --                  --               --
General Counsel and Secretary                  1998      200,000      280,000         138,242            50,000(4)         --

Steven S. Gothelf                              2000      200,707      200,203         --                100,000(4)         --
Executive Vice President--                     1999      188,572       90,000         --                  --               --
Finance                                        1998      148,846      185,000          69,125            25,000(4)         --

John S. Mastin                                 2000      200,707      156,203         --                100,000(4)         --
Executive Vice President--                     1999      194,668       90,000         --                  --               --
Leasing                                        1998      156,635       90,000          69,125            25,000(4)         --

Michael W. Reschke                             2000       86,539       --             --                  --               --
Director(6)                                    1999      259,255       --             --                  --               --
                                               1998      259,615      225,000         368,636           300,000(4)         --

Abraham Rosenthal(7)                           2000       77,569       --             --                  --               --
                                               1999      417,904       --             --                  --            628,928(8)
                                               1998      415,384      360,000         --                300,000(4)      628,925(9)

------------------------

NOTES:

(1) Reflects bonus paid for performance in year indicated.

(2) The total number of shares of restricted Common Stock held by each person listed above (which number excludes restricted Common Stock awards which vested prior to December 31, 2000 and includes all unvested restricted Common Stock awards) and the value of such shares of restricted

    Common Stock, based on the closing price ($0.4688) as listed on the New York Stock Exchange on December 29, 2000 (the last day of trading in 2000), were as follows:

--------------------------------------------------------------------------------------
                             NUMBER OF SHARES OF
                             RESTRICTED COMMON STOCK
                             HELD AT DECEMBER 31, 2000     VALUE AT DECEMBER 31, 2000
           NAME                    (#)                           ($)
--------------------------------------------------------------------------------------
Glenn D. Reschke                        7,844                         3,677
--------------------------------------------------------------------------------------
Robert A. Brvenik                           0                             0
--------------------------------------------------------------------------------------
C. Alan Schroeder                       7,844                         3,677
--------------------------------------------------------------------------------------
Steven S. Gothelf                       3,922                         1,839
--------------------------------------------------------------------------------------
John S. Mastin                          3,922                         1,839
--------------------------------------------------------------------------------------
Michael W. Reschke                     20,915                         9,805
--------------------------------------------------------------------------------------
Abraham Rosenthal                           0                             0
--------------------------------------------------------------------------------------

(3) Mr. G. Reschke was promoted to President and Chief Operating Officer on October 6, 1999, to President and acting Chief Executive Officer on February 25, 2000, and then to Chairman of the Board, President and Chief Executive Officer on July 19, 2000. Formerly, Mr. G. Reschke served as Executive Vice President--Development and Acquisitions.

(4) Options granted pursuant to the 1998 Long-Term Stock Incentive Plan.

(5) Mr. Brvenik joined the Company during June, 2000 and therefore received no compensation in 1998 and 1999.

(6) On April 5, 2000, Mr. M. Reschke relinquished his responsibilities as an executive officer and became non-executive Chairman of the Board of Directors of Prime Retail, Inc. In connection with the relinquishment of his responsibilities as an executive officer and related termination of his employment agreement Mr. Reschke received a payment of $389,812 from the Company on January 29, 2001.

(7) On February 25, 2000, Mr. Rosenthal resigned as Chief Executive Officer of the Company. For a description of the terms of his severance arrangement, see "--Employment Agreements and Change of Control Agreements."

(8) As part of his 1998 and 1999 compensation Mr. Rosenthal received special distributions in the amount of $628,925 and $628,928, respectively, which were used to repay certain indebtedness owed by an affiliate of Mr. Rosenthal to the Company. See "Item 13. Certain Relationships and Related Transactions--Loan to Mr. Rosenthal."

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information with respect to options granted in 2000 to the Named Executives by the Company.

                               INDIVIDUAL GRANTS

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF STOCK
                              NUMBER OF      % OF TOTAL                               PRICE APPRECIATION FOR
                              SECURITIES    OPTIONS/SARS     EXERCISE                    OPTION TERM FROM
                              UNDERLYING     GRANTED TO      OR BASE                   DATE OF GRANT ($)(3)
                             OPTIONS/SAR    EMPLOYEES IN      PRICE      EXPIRATION   ----------------------
                             GRANTED (#)     FISCAL YEAR    ($/SH) (2)      DATE         5%           10%
                             ------------   -------------   ----------   ----------   --------      --------
                                                                                          (IN THOUSANDS)

Glenn D. Reschke               300,000          21.6%         $2.00       5/11/10     $377,337      $956,245

Robert A. Brvenik              200,000          14.4           2.00       5/11/10      251,558       637,497

C. Alan Schroeder              200,000          14.4           2.00       5/11/10      251,558       637,497

Steven S. Gothelf              100,000           7.2           2.00        5/3/10      125,779       318,748

John S. Mastin                 100,000           7.2           2.00        5/3/10      125,779       317,748

Michael W. Reschke                   0             0          --            --           --            --

Abraham Rosenthal                    0             0          --            --           --            --

------------------------

(1) Except as otherwise noted, the exercise price for the options is generally payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the option is exercised, of Common Stock.

(2) Reflects the percent of total options to purchase Common Stock granted to employees in the last fiscal year pursuant to the 1998 Long-Term Stock Incentive Plan and the Nonemployee Director Stock Plan (together, the "Plans"). A total of 1,387,600 options were granted to employees during 2000 pursuant to the Plans.

(3) The exercise price for each share is equal to at least one hundred percent of Fair Market Value of a share on the date the option was granted.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth information with respect to the number of shares of Common Stock underlying Stock Options held by each of the Named Executives and the value of such officers' exercisable and unexercisable options on December 31, 2000. None of the Named Executives exercised any Stock Options during 2000.

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                      OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                                   DECEMBER 31, 2000              DECEMBER 31, 2000 (1)
                                              ---------------------------      ---------------------------
NAME                                          EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
----                                          -----------   -------------      -----------   -------------
Glenn D. Reschke                                130,000        250,000            $0.00          $0.00

Robert A. Brvenik                                33,320        166,680             0.00           0.00

C. Alan Schroeder                               100,320        166,680             0.00           0.00

Steven S. Gothelf                                64,500         75,000             0.00           0.00

John A. Mastin                                   57,500         75,000             0.00           0.00

Michael W. Reschke                              425,000              0             0.00           0.00

Abraham Rosenthal                               343,648              0             0.00           0.00

------------------------

Note:

(1) Based on the market price of $0.4688 per share, which was the closing selling price per share of Common Stock on the NYSE on December 29, 2000, the last trading day in 2000, less the option exercise price of unexercised, in-the-money options held by the Named Executives at December 31, 2000.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS

    The Company has entered into employment agreements (the "Employment Agreements") with each of Messrs. G. Reschke, Robert A. Brvenik, C. Alan Schroeder, Steven S. Gothelf and John S. Mastin. The agreements generally provide that such executive officers shall devote substantially all of their business time to the operation of the Company. The Employment Agreement for Mr. G. Reschke provides for a term expiring on July 24, 2003. The Employment Agreements with Messrs. Brvenik, Schroeder, Gothelf and Mastin provide for terms expiring on June 11, 2003, May 3, 2003, May 3, 2002 and May 3, 2002,
respectively. In the case of Mr. G. Reschke, such term is automatically extended for successive one year periods unless either the Company or Mr. G. Reschke provides the other with prior written notice that such term shall not be extended. With regard to Messrs. Brvenik, Schroeder, Gothelf and Mastin, the respective terms, if not affirmatively terminated or extended for a specific duration by the parties, will continue on a month-to-month basis.

    Each of the Employment Agreements set forth the base salary for the executive and provide that the employees covered thereby are eligible to receive discretionary bonuses as determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company. In the case of Mr. G. Reschke, such bonus may not exceed 100% of his then-current base salary. During 2000 the Company granted options to acquire 300,000 shares of Common Stock to Glenn D. Reschke. Pursuant to the Employment Agreements with Messrs. Gothelf, Mastin, Brvenik and Schroeder, the Company granted options to acquire 100,000 shares of Common Stock to each of Mr. Gothelf and Mr. Mastin and options to acquire 200,000 shares of Common Stock to each of Mr. Brvenik and Mr. Schroeder.

    If the Employment Agreements are terminated by the Company "without cause" or are terminated by the executive after a "change in control" or for "good reason" (as such terms are defined in the Employment Agreements), the executive will be entitled to a lump sum payment. With regard to

Messrs. Brvenik, Schroeder, Gothelf and Mastin, such payment in the event of termination by the Company without cause or by the executive for good reason will be an amount equal to the product of (x) the number of full and partial years remaining in the initial term of his Employment Agreement and (y) the sum of (A) his then current base salary and (B) a bonus equal to 100% of the average bonus paid to him for the two most recent calendar years, or if no such bonuses were paid, a bonus equal to 50% of his then current base salary (the amounts in clauses (A) and (B), together, the "One-Year Pay Equivalent"). If the Company terminates any of Messrs. Brvenik's, Schroeder's, Gothelf's or Mastin's employment due to disability, the applicable executive will receive one and one-half times the One-Year Pay Equivalent if the Company has terminated or materially reduced the executive's long-term disability coverage as in effect on the date the agreement became effective. With regard to Mr. G. Reschke such amount for termination (i) by the Company "without cause" or by the Company upon Mr. G. Reschke's disability will be equal to the sum of (x) one times the amount of his annual base salary plus (y) one times the average of the amounts payable to such executive for the prior two years under the terms of his "performance bonus" (as such term is defined in Mr. G. Reschke's Employment Agreement) or
(ii) by the executive for "good reason" will be equal to one times the amount of his annual base salary. In addition, if the Company terminates any of Messrs. G. Reschke, Brvenik, Schroeder, Gothelf or Mastin without cause or, in the case of Messrs. Brvenik, Schroeder, Gothelf and Mastin, if the executive resigns for good reason and within twelve months from such termination or resignation there is a "change of control" of the Company, the applicable executive will be entitled to receive the amounts set forth in the first sentence of the following paragraph if and to the extent such amount exceeds the amount payable to him pursuant to this paragraph.

    The Employment Agreements also provide that if, (x) with respect to Messrs. Brvenik, Schroeder, Gothelf and Mastin, the executive terminates the Employment Agreement for any reason simultaneously with a change of control,
(y) with respect to Messrs. Brvenik, Schroeder, Gothelf and Mastin, within six months following a change of control the executive terminates the Employment Agreement for any reason, or (z) within twenty-four months following a "change of control" of the Company, the Company terminates the Employment Agreement (during its initial term with respect to Messrs. Brvenik, Schroeder, Gothelf and Mastin and at any time with respect to Mr. G. Reschke) "without cause" or the executive terminates the Employment Agreement (during its initial term with respect to Messrs. Brvenik, Schroeder, Gothelf and Mastin and at any time with respect to Mr. G. Reschke) with "good reason," such executive will be entitled to receive: (i) any amount of base salary accrued but undistributed; (ii) other vested benefits through the effective date of the termination and health and life insurance benefits for a period of two years, plus (iii) in the case of Mr. G. Reschke, a distribution of $1,600,000, and in the case of Messrs. Brvenik, Schroeder, Gothelf and Mastin, a distribution equal to the product of the number of full and partial years remaining in the initial term (or if greater, two years) times the One-Year Pay Equivalent and health and life insurance benefits for twenty-four months.

    Additionally, if the Employment Agreement with Mr. G. Reschke is so terminated, certain restrictions on the transfer of stock held by Mr. G. Reschke (or obtained by Mr. G. Reschke upon exercise of Common Units) may terminate, and any stock awards under the Company's 1998 Long-Term Stock Incentive Plan will be vested. Finally, if the Employment Agreement with Mr. G. Reschke is terminated, Mr. G. Reschke will be fully vested in any amount accrued on his behalf under any qualified or nonqualified retirement plans of the Company and will also receive the benefits of a $4,000,000 life insurance policy for a period of two years.

    With regard to Mr. G. Reschke, the Employment Agreement contains certain non-compete provisions restricting the executive from directly or indirectly competing with the Company's business, including (i) performing services for a competitor of the Company similar to the services he provides to the Company,
(ii) soliciting or attempting to solicit any competing business from any entity or person that is a vendor, customer or tenant that is actively being pursued by the Company and the executive knows it is being actively pursued, (iii) induce or attempt to persuade any employee or customer, vendor or tenant of the Company being actively pursued by the Company to terminate its business relationship with the

Company for a period of up to two years following termination of employment. The Employment Agreement provides that if the Company terminates the executive's employment without cause or within two years of a change of control or the executive terminates his employment with good reason then, so long as the executive is in compliance with these non-compete provisions, the Company will pay the executive an amount equal to $66,666.66 per calendar month for a period of two years, beginning with the first calendar month after termination of the executive's employment; provided that, either the Company or the executive may elect to limit the non-compete period, and the $66,666.66 monthly payments, to one year.

    With regard to Messrs. Brvenik, Schroeder, Gothelf and Mastin, during and until the later of the term of his employment or, in the case of Messrs. Gothelf and Mastin, May 3, 2002, and in the case of Mr. Brvenik,
June 11, 2003, and in the case of Mr. Schroeder, May 3, 2003 (but only if such executive resigns other than for good reason or is terminated by the Company with cause), the applicable executive may not hire, cause to be hired, induce or attempt to induce any officer, employee, agent, consultant, independent contractor, tenant or customer of the Company to discontinue such affiliation with the Company or to refrain from entering into new business relationships with the Company. In addition, during such time, such executives may not perform or solicit services for certain named entities.

    Each of the Employment Agreements also contain a non-disclosure provision which prohibits each of the executives from disclosing or using any "trade secret" (as such term is defined in the Employment Agreements).

    On April 5, 2000, the Company and Mr. M. Reschke agreed to terminate Mr. M. Reschke's employment agreement with the Company as a result of Mr. M. Reschke relinquishing his responsibilities as an executive officer of the Company and becoming a non-executive Chairman of the Board of Directors of Prime
Retail, Inc. In connection with such termination, the Company agreed to make a payment to Mr. M. Reschke of $389,812, which payment was made on January 29, 2001.

    The Company entered into a separation agreement (the "Separation Agreement") with Mr. Rosenthal effective as of February 25, 2000. Pursuant to such Separation Agreement, Mr. Rosenthal resigned as Chief Executive Officer and as a member of the Company's Board of Directors. Pursuant to his Separation Agreement, Mr. Rosenthal is entitled to receive separation payments which include: (i) accrued but undistributed amounts of his Base Distribution (as defined in his employment agreement) through March 1, 2000; (ii) a special distribution of $628,927.85 (previously approved by the Board of Directors of the Company in connection with his 1999 compensation) to be used by Mr. Rosenthal as payment in full of the remaining outstanding obligations under a recourse loan of $2.375 million made by the Operating Partnership to Mr. Rosenthal in connection with the Company's IPO (See "Item 13, Certain Relationships and Related Transactions--Loan to Mr. Rosenthal"); and (iii) a severance distribution in an amount equal to $1,750,000 of which $600,000 was paid in March 2000 and the balance of which has been paid and is payable, without interest, in eighteen equal monthly installments of $63,888.89 commencing March 31, 2000.

    Under the terms of the Separation Agreement with Mr. Rosenthal, the Company provided health and life insurance benefits will be maintained for eighteen months following the date of the Separation Agreement. Mr. Rosenthal's option awards under the Company's 1998 Long-Term Stock Incentive Plan became fully vested.

    The Separation Agreement with Mr. Rosenthal also included non-competition, non-solicitation and non-disclosure provisions which generally prohibited
Mr. Rosenthal for a period of one year from the date of the Separation Agreement from (i) competing with the "business" (as such term is defined in the Separation Agreement) within a defined geographic area, (ii) soliciting employees, customers, vendors or tenants to terminate their relationship with the Company, and (iii) disclosing or using any "trade secret" (as such term is defined in the Separation Agreement).

                        EXECUTIVE COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors, which is required to have a majority of outside Directors who are neither employees nor officers of the Company, is charged with determining compensation for the Company's executive officers. Messrs. Dickey and Randall and Ms. Sharp currently serve on the Compensation Committee. Mr. Dickey is Chairman of the Compensation Committee.

    No executive officer of the Company served as a director or member of
(i) the compensation committee of another entity which has an executive officer who is a Director of the Company or member of the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 2000.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's 2001 Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

    The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal year 2000.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors. On January 24, 2001, the Board of Directors adopted a charter, a copy of which is attached hereto as Appendix B, and on March 21, 2001, the Audit Committee affirmed the charter.

                                          AUDIT COMMITTEE
                                          Robert Perlmutter
                                          Kenneth A. Randall
                                          Sharon Sharp

                      REPORT OF THE COMPENSATION COMMITTEE

RESPONSIBILITIES OF THE COMMITTEE

    The Compensation Committee consists of three independent, non-employee directors: Messrs. Dickey and Randall and Ms. Sharp. It is the Compensation Committee's responsibility to:

    - Recommend and report to the Board of Directors concerning matters of compensation relating to the Company's senior executive officers, including the Named Executives;

    - Administer the Company's executive incentive plans; and

    - Monitor the performance and compensation of the Company's senior executive officers.

THE STRUCTURE AND BASIS OF THE COMPANY'S COMPENSATION PROGRAM

    The Company's compensation programs are based on the following guiding principles:

    - Competitiveness--Offering competitive levels of total compensation, commensurate with performance, to attract critical executive talent.

    - Pay for Performance--Fostering a culture that motivates and rewards high-performing executives and emphasizes incentive based compensation.

    - Retention--Retaining exceptional executive talent and promoting management stability for the long-term benefit of the Company and its shareholders.

    - Shareholder Interests--Maintaining a compensation program that rewards the achievement of strategic objectives that enhance shareholder value.

    The Company's executive compensation programs consist of the following components:

BASE SALARY

    The Compensation Committee has the discretion (except as otherwise restricted by any employment agreements) to adjust the salaries of the Named Executives and other senior executive officers of the Company. The Compensation of the Named Executives in 2000 is set forth above under the caption entitled "--Summary Compensation Table."

    On February 25, 2000, Mr. G. Reschke was promoted from President and Chief Operating Officer to President and Chief Executive Officer of the Company. On July 19, 2000, he was further promoted to Chairman of the Board, President and Chief Executive Officer. As a result of the increase in Mr. G. Reschke's responsibilities, his base salary increased from $350,000 per year to $400,000 per year, effective January 1, 2001.

ANNUAL PERFORMANCE BONUS

    The annual performance bonus for senior officers is determined by the Compensation Committee based on a variety of criteria related to individual and company performance. In reviewing these criteria, the Compensation Committee noted that although the Company did not achieve certain performance or operating objectives, key members of the senior management team were instrumental in the Company's efforts to complete certain financings, financing amendments and sales transactions that helped stabilize the Company's financial position. In December of 2000, the Company completed a series of transactions that provided the Company an aggregate of $174 million net proceeds, including $120 million from financings and $54 million from the sale of four outlet centers. In addition, simultaneously with the closing of the financings, certain financing amendments which allowed the Company to cure defaults were finalized. The Compensation Committee noted that the financial condition of the Company during 2000 made it difficult to achieve certain performance and operating objectives. As a result of Mr. G. Reschke's performance in connection with the operation of the Company and such refinancings and sales, he received a compensatory bonus in 2000 equivalent to 50% of his then-current base salary. See "--Summary Compensation Table."

STOCK INCENTIVE PLANS

    During 2000, in order to provide greater equity interests to the Company's Chief Executive Officer and President and other senior executives, the Compensation Committee, pursuant to the Prime Retail, Inc. 1998 Long-Term Stock Incentive Plan (the "1998 Stock Incentive Plan"), approved the grant of options to purchase common shares to the Chief Executive Officer and President, other senior executives, and other employees of the Company, as set forth above in "Option Grants in Last Fiscal Year."

LONG TERM COMPENSATION

    On February 25, 2000, Mr. Rosenthal resigned his position as Chief Executive Officer and a director of the Company. The terms of his departure are set forth in the Separation Agreement (as defined above). The economic terms of the Separation Agreement generally reflect the severance arrangements contained in Mr. Rosenthal's prior employment agreement with the Company. Further, on April 5, 2000, Mr. M. Reschke and the Company terminated Mr. Reschke's employment agreement with the Company. For a discussion of the terms of the Separation Agreement and the termination of Mr. M. Reschke's employment with the Company, see "--Employment Agreements and Change of Control Agreements."

POLICY WITH RESPECT TO THE $1 MILLION DOLLAR DEDUCTION LIMIT

    One of the factors the Compensation Committee considers when developing compensation programs is the anticipated tax treatment to the Company and to the executives of various payments and benefits. Generally, the Compensation Committee intends to comply with Section 162(m) of the Internal Revenue Code.
Section 162(m) limits the ability of a publicly-held corporation such as the Company to deduct compensation in excess of $1 million paid to each named executive officer reported in the Summary Compensation Table, other than performance-based compensation. The Compensation Committee may, however, determine that it is necessary to exceed the limit on deductibility under
Section 162(m) to insure executive officers are compensated in a manner consistent with the Company's best interests and those of its shareholders.

                                          COMPENSATION COMMITTEE
                                          William P. Dickey
                                          Kenneth A. Randall
                                          Sharon J. Sharp

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative shareholder return of the Company's Common Stock ("PRT") to its peer group, the National Association of Real Estate Investment Trust's Equity Shopping Center Index (the "Shopping Center Index") and the S&P 500 Index over a five-year period, beginning
December 31, 1995 and ending December 31, 2000. The total shareholder return assumes an initial investment of $100 at the beginning of the period in the Company's Common Stock, the Shopping Center Index and the S&P 500 Index. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                                    [GRAPH]

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                                          1995       1996       1997       1998       1999       2000
                                                        --------   --------   --------   --------   --------   --------
PRT...................................................    100       116.25     143.83     117.44      77.49       6.46
Shopping Center Index.................................    100       133.55     162.19     150.85     134.69     155.02
S&P 500 Index.........................................    100       122.96     163.99     210.86     255.20     231.96

                               OTHER INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    CONSULTING AGREEMENTS WITH AFFILIATES OF MR. TRAUB. The Company has entered into a consulting agreement with MTA, an entity owned and controlled by Mr. Traub. The consulting agreement provides that for so long as Mr. Traub remains a Director of the Company, MTA will provide consulting and advisory services in connection with the Company's merchant relations and MTA will receive a monthly fee of $8,333 for such services.

    LOAN TO MR. ROSENTHAL. In connection with the IPO, the Operating Partnership made a recourse loan of $2.375 million for the benefit of Mr. Rosenthal. Mr. Rosenthal used such loan proceeds to acquire 125,000 Common Units at a price of $19.00 per unit, reflecting the IPO price per share of Common Stock. Mr. Rosenthal incurred such loan and made such purchases through the Executive LLC that he controls and which was the borrower under such loan. The loan was secured by a pledge of 125,000 Common Units acquired with the proceeds thereof and was guaranteed by Mr. Rosenthal. As a part of the severance package included in Mr. Rosenthal's Separation Agreement (see "Item 11. Executive Compensation--Employment Agreements and Change of Control Agreements"), Mr. Rosenthal received a special distribution in 2000 in the amount of $628,927.85 which was used as payment in full of the remaining outstanding obligations under the loan.

    SEPARATION AGREEMENT WITH, AND LOAN TO, MR. CARPENTER. The Company entered into a separation agreement (the "Carpenter Separation Agreement") with Mr. Carpenter dated as of August 24, 2000. On the same day primeoutlets.com inc. entered into a separation agreement (the "primeoutlets.com Carpenter Separation Agreement") with Mr. Carpenter. Pursuant to the primeoutlets.com Carpenter Separation Agreement, Mr. Carpenter resigned as President and Chief Executive Officer of primeoutlets.com inc. and resigned as a member of primeoutlets.com inc.'s Board of Directors. Pursuant to the Carpenter Separation Agreement, Mr. Carpenter is entitled to receive separation payments which include (i) a special distribution of $628,896.16 (previously approved by the Board of Directors in connection with his 1999 compensation) to be used by Mr. Carpenter as payment in full of the remaining outstanding obligations under a recourse loan of $2.375 million made by the Operating Partnership to Mr. Carpenter in connection with the Company's IPO, and (ii) a severance distribution in an amount equal to $1,600,000 which was to have been paid in monthly installments until July 31, 2001, without interest. Under the Carpenter Separation Agreement, the Company agreed to provide health and life insurance benefits for the 12-month period beginning on the date of the Carpenter Separation Agreement.

    Under the Carpenter Separation Agreement, Mr. Carpenter agreed to surrender to the Company all of Mr. Carpenter's options to purchase the Company's stock. The Carpenter Separation Agreement also includes non-competition, non-solicitation and non-disclosure provisions which generally prohibit
Mr. Carpenter for a period of one year from the date of the Carpenter Separation Agreement from (i) providing services to, or be employed by, certain named companies, (ii) soliciting employees, customers, vendors or tenants to terminate their relationship with the Company, and (iii) disclosing or using any "trade secret" (as such term is defined in the Carpenter Separation Agreement.)

    Pursuant to the primeoutlets.com Carpenter Separation Agreement,
Mr. Carpenter forfeited all primeoutlets.com inc. stock options and interest in primeoutlets.com inc. In addition, the primeoutlets.com Carpenter Separation Agreement included non-competition, non-solicitation and non-disclosure provisions similar to the provisions in the Carpenter Separation Agreement discussed in the prior paragraph.

    In connection with the IPO, the Operating Partnership made a recourse loan of $2.375 million for the benefit of Mr. Carpenter. Mr. Carpenter used such loan proceeds to acquire 125,000 Common Units at a price of $19.00 per unit, reflecting the IPO price per share of Common Stock. Mr. Carpenter incurred such loan and made such purchase through the Executive LLC that he controls and which was the borrower under such loan. The loan was secured by a pledge of 125,000 Common Units acquired with the proceeds thereof and was guaranteed by Mr. Carpenter. As described above, as a part of his severance package, Mr. Carpenter received a special distribution during 2000 in the amount of $628,896.16 which was used as payment in full of the remaining outstanding obligations under the loan.

    OBLIGATIONS WITH RESPECT TO HORIZON GROUP PROPERTIES, INC. ("HGP") CREDIT FACILITIES. Currently, the Company is a guarantor or otherwise obligated with respect to an aggregate of approximately $12.5 million of the indebtedness of HGP and its affiliates, including a $10 million obligation under HGP's secured credit facility which bears a rate of interest of LIBOR plus 1.90%, matures in July, 2001 and is collateralized by five properties located throughout the United States. The secured credit facility matured in July 2001. HGP has communicated to the Company that it is currently negotiating an extension of the secured credit facility. HGP is a publicly traded company which was formed in connection with the Company's merger with Horizon in June 1998. Mr. M. Reschke, Director of the Company, is a member of the board of directors of HGP. In the event HGP is unable to make debt service payments under such facility, the Operating Partnership may be required by the lenders to make payments under such guarantee.

    OTHER TRANSACTIONS. Governor James R. Thompson, a Director of the Company, is Chairman of the law firm of Winston & Strawn, which has provided, and continues to provide, legal services to the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission (the "Commission") and the NYSE. Officers, directors and beneficial owners of more than ten percent of the Company's equity securities are required by Commission regulations to furnish the Company with copies of all such forms which they file.

    Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2000, or written representations from certain reporting persons that no Forms 3, 4 or 5 were required to be filed by those persons, to the Company's knowledge no transactions were reported late during the year ended December 31, 2000.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Any stockholder who wishes to submit a proposal to be presented at the Company's 2002 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202, a reasonable time before the Company begins to print and mail its proxy materials in connection with such meeting to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with such Meeting.

    The Company's By-Laws provide that no business may be brought before an annual meeting unless specified in the notice of meeting, brought before the meeting by or at the direction of the Board of Directors, or otherwise brought by a stockholder who has delivered notice to the Company (containing certain information specified in the By-Laws) not less than 60 or more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders provided that if the annual meeting of stockholders is called for a date that is not within 30 days before or after such anniversary date, notice must be delivered not later than 10 days following the date on which notice of the date of the annual meeting was announced or public disclosure of the date of the annual meeting was made, whichever is earlier. A copy of the full text of these By-Law provisions may be obtained by writing to the Secretary of the Company at the address indicated above.

                                 OTHER BUSINESS

    The Board of Directors knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

                                          [C. ALAN SCHROEDER SIGNATURE]

                                          C. Alan Schroeder
                                          SECRETARY

Dated: July 19, 2001

                                   APPENDIX A
                               PRIME RETAIL, INC.
                             ARTICLES OF AMENDMENT

    THIS IS TO CERTIFY THAT:

    FIRST: The charter of Prime Retail, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting Section 4.1.2 of Article IV of the Articles of Amendment and Restatement in its entirety and replacing it with the following:

    "Section 4.1.2. SHARES AND PAR VALUE. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 127,815,000 consisting of (i) 15,000,000 shares of common stock having a par value of one cent ($.01) per share (the "Common Stock"), amounting in the aggregate to par value of $150,000 (ii) 24,315,000 shares of preferred stock having a par value of one cent ($.01) per share (the "Preferred Stock"), amounting to an aggregate par value of $243,150 of which 2,300,000 shares shall be designated as 10.5% Series A Senior Cumulative Preferred Stock (the
"Series A Preferred Stock") and 7,828,125 shares shall be designated as 8.5% Series B Cumulative Participating Convertible Preferred Stock (the "Series B Preferred Stock") and (iii) 19,791,750 shares of excess stock having a par value of one cent ($.01) per share (the "Excess Stock"), amounting in the aggregate to par value of $197,917.50 of which 7,634,250 shares shall be designated Excess Common Stock (the "Excess Common Stock"), 1,150,000 shares shall be designated Excess Series A Preferred Stock (the "Excess Series A Preferred Stock"), 3,595,400 shares shall be designated Excess Series B Preferred Stock (the "Excess Series B Preferred Stock") and 7,412,100 shares shall be designated Excess Preferred Stock (the "Excess Preferred Stock"). The aggregate par value of all the shares of all classes of stock that the Corporation shall have authority to issue is $1,278,150."

    SECOND: Immediately upon the acceptance of these Articles of Amendment for record (the "Effective Time") with the State Department of Assessments and Taxation of Maryland ("SDAT"), every ten (10) shares of Common Stock, $.01 par value per share, of the Corporation, which were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of Common Stock, $.01 par value per share, with any fractional shares of Common Stock, $.01 par value per share, being combined into whole shares and sold on the open market with the sales proceeds being distributed to the holders of such fractional shares as cash payment in lieu of such fractional shares. At the Effective Time, any right, option, warrant or other contract right to purchase, at a certain exercise price per share or security, any number of shares of Common stock, $.01 par value per share, of the Corporation or any security convertible into such Common Stock, $.01 par value per share, shall without further action become an equivalent right, option, warrant or other contract right to purchase, at ten (10) times such exercise price per share or security, ten percent (10%) of such number of shares of Common Stock, $.01 par value per share, of the Corporation or, as the case may be, a security convertible into half of such number of shares of Common Stock, $.01 par value per share, of the Corporation.

    THIRD: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

    FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

    IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by
its Secretary on this       day of       , 200      .


ATTEST:                                            PRIME RETAIL, INC.

-------------------------------------------        -------------------------------------------
C. Alan Schroeder                                  Glenn Reschke
EXECUTIVE VICE PRESIDENT-GENERAL COUNSEL AND       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
SECRETARY                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                                   APPENDIX B
                               PRIME RETAIL, INC.
                            AUDIT COMMITTEE CHARTER

    The Audit Committee of the Board of Directors of Prime Retail, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in undertaking and fulfilling its responsibilities in monitoring:

    - the integrity of the financial statements of the Company;

    - the compliance by the Company with legal and regulatory requirements; and

    - the independence and performance of the Company's independent auditors.

    The members of the Audit Committee shall meet the independence and financial experience requirements of the New York Stock Exchange. The number of members of the Audit Committee shall be determined by the Board of Directors, but in no event shall consist of less than three individuals. The members of the Audit Committee shall be appointed by the Board of Directors and shall serve terms of such length as the Board of Directors may determine.

    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise it. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee and provide pertinent information as necessary.

    The Audit Committee shall meet at such times and from time to time as it deems appropriate. The Audit Committee shall report regularly to the Board of Directors with such recommendations as the audit committee may deem appropriate.

    On behalf of the Board of Directors, the Audit Committee shall:

 1. Review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board of Directors for approval.

 2. Review with management and the independent auditor the annual audited financial statements and the independent auditor's report thereon, including major issues regarding accounting principles and auditing standards and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

 3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

 4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings or filing of such statements with the Securities and Exchange Commission.

 5. Meet periodically with management and the independent auditor to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

 6. Review major changes to the Company's accounting principles and practices as suggested by the independent auditor or management.

 7. Select and recommend to the Board of Directors the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board of Directors.

 8. Approve the fees to be paid to the independent auditor.

 9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and, if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action to insure the independence of the independent auditor.

 10. Evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend that the Board of Directors replace the independent auditor.

 11. Review policies and procedures with respect to management expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these matters by the independent auditor.

 12. Meet with the independent auditor prior to the annual audit to review the scope, planning and staffing of the audit.

 13. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

 14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the annual audit.

 15. Review with the independent auditor any problems or difficulties that the independent auditor may have encountered in connection with the annual audit. Such review should include any difficulties encountered in the course of the audit work, including any restrictions encountered by the independent auditor on the scope of its auditing procedures or its access to required information.

 16. Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

 17. Advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

 18. Review with the Company's general counsel (and outside counsel when appropriate) legal and regulatory matters, if any, that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

 19. Meet at least annually with the Company's chief financial officer and the independent auditor in separate executive sessions.

    The Audit Committee shall also undertake such additional activities within the scope of its primary function as the Audit Committee may from time to time determine or as may otherwise be required by law, the Company's bylaws or charter or the Board of Directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors of the Company. While the Audit Committee has the responsibilities and powers set forth in this Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. This is the responsibility of the Company's management. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

    The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his or her acting as a member of the Audit Committee against any liability or expense actually or reasonably incurred by such person in respect thereof. This indemnity shall be in addition to any rights of indemnity otherwise available to any such member.

    The material in this Audit Committee Charter is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date this charter is first included in the Company's annual proxy statement filed with the Securities and Exchange Commission and irrespective of any general incorporation language contained in such filing.

                                   APPENDIX C
                                 FORM OF PROXY
                               PRIME RETAIL, INC.
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS
                            MEETING OF STOCKHOLDERS,
                                AUGUST 21, 2001

    The undersigned hereby appoint Glenn D. Reschke and C. Alan Schroeder, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Meeting (the "Meeting") of stockholders of Prime Retail, Inc. (the "Company"), to be held at the Baltimore World Trade Center, 21st Floor, 401 East Pratt Street, Baltimore, Maryland, on August 21, 2001, at 11:00 a.m., local time, and any and all adjournments thereof, all the shares of stock of the Company according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following.

    1.  To consider and approve an amendment to the Company's Charter to:
(a) effect a reverse stock split whereby each ten (10) outstanding shares of common stock, par value $0.01 per share, would be automatically converted into one share of outstanding Common Stock and (b) reduce in the same proportion as the outstanding shares are reduced by the reverse stock split, the number of authorized shares of Common Stock from 150,000,000 to 15,000,000;


/ /  FOR                  / /  AGAINST              / /  WITHHELD

    2. To elect Norman Perlmutter, Kenneth A. Randall and Sharon Sharp as Directors of the Company with terms expiring in 2004.


/ /  FOR                  / /  AGAINST              / /  WITHHELD

    For, except vote withheld from the following nominees:

------------------------------------

    3. Ratification of the appointment of Ernst & Young LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2001.


/ /  FOR                  / /  AGAINST              / /  WITHHELD

    4. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the proposals have not been received.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED ABOVE.

                                          DATED: _________________________, 2001
                                          --------------------------------------
                                          SIGNATURE
                                          --------------------------------------
                                          SIGNATURE IF HELD JOINTLY

                                          PLEASE SIGN EXACTLY AS NAME(S) APPEAR
                                          ON THIS PROXY CARD. WHEN SHARES ARE
                                          HELD BY JOINT TENANTS, BOTH SHOULD
                                          SIGN. WHEN SIGNING AS
                                          ATTORNEY-IN-FACT, EXECUTOR,
                                          ADMINISTRATOR, PERSONAL
                                          REPRESENTATIVE, TRUSTEE, OR GUARDIAN,
                                          PLEASE GIVE FULL TITLE AS SUCH. IF A
                                          CORPORATION, PLEASE SIGN IN FULL
                                          CORPORATE NAME BY PRESIDENT OR OTHER
                                          AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                          PLEASE SIGN IN PARTNERSHIP NAME BY
                                          AUTHORIZED PERSON.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                      C-2